UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2015

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California		94925
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On June 23, 2015, the Company entered into an indenture (the “Indenture”) by and among the Company, Restoration Hardware, Inc. (the “Guarantor”) and U.S. Bank National Association, as trustee, in connection with the sale by the Company of $250,000,000 aggregate principal amount of its 0.00% Convertible Senior Notes due 2020 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will not bear interest, except in certain limited circumstances (the Notes will be subject to “special interest” in connection with the failure of the Company to perform certain of its obligations under the Indenture), and the principal amount of the Notes will not accrete. The Notes will mature on July 15, 2020, unless earlier purchased by the Company or converted, and will be fully and unconditionally guaranteed by the Guarantor on the terms provided in the Indenture included as Exhibit 4.1 hereto.

The initial conversion rate applicable to the Notes is 8.4656 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $118.13 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for accrued and unpaid special interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to March 15, 2020, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after September 30, 2015, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock on such trading day is greater than or equal to 130% of the applicable conversion price on such trading day; (2) during the five consecutive business day period after any ten consecutive trading day period in which, for each day of that period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate on such trading day; or (3) upon the occurrence of specified corporate transactions. On and after March 15, 2020, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or a portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Notes will be settled, at our election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock.

The Company may not redeem the Notes; however, upon the occurrence of a “fundamental change” (as defined in the Indenture), holders may require the Company to purchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid special interest to, but excluding, the fundamental change purchase date.

The Notes will be the Company’s unsecured and unsubordinated obligations and will rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated, including our 0.00% Convertible Senior Notes due 2019; be effectively subordinated in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all existing and future indebtedness and liabilities of subsidiaries of the Company except to the extent of the guarantee provided by the Guarantor.

The guarantee will be the unsecured obligation of the Guarantor and will rank senior in right of payment to all future subordinated indebtedness of the Guarantor; rank equal in right of payment to the Guarantor’s existing and future indebtedness (including any trade payables but excluding indebtedness that has been expressly subordinated to the obligations under the guarantee), other than indebtedness under the secured “senior credit facility” (as defined in the Indenture); be subordinated in right of payment to indebtedness under the senior credit facility in effect from time to time; and be effectively subordinated in right of payment to any other secured indebtedness of the Guarantor to the extent of the value of the assets securing such indebtedness.

The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

(1) the Company defaults in the payment of special interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Company defaults in the payment of principal of any Note when the same becomes due and payable at the maturity date, upon declaration of acceleration, upon any fundamental change purchase date or otherwise;

(3) failure by the Company to deliver the consideration due upon the conversion of any Notes and such failure continues for a period of five business days following the due date for the delivery thereof;

(4) failure by the Company to give a fundamental change notice or a notice of a specified corporate transaction at the time, in the manner, and with the contents under the Indenture in each case when due and such failure is not cured within five days after the due date for such notice;

(5) failure by the Company or the Guarantor to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6) the Company or the Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the Notes (other than a covenant or agreement in respect of which a default or breach is specifically addressed in clauses (1) through (5) above) and such default or breach continues for a period of 60 consecutive days after written notice of such default is delivered to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the Notes then outstanding;

(7) an event of default as defined under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company, the Guarantor or any of the Company’s other “significant subsidiaries” (as defined in the Indenture) for money borrowed, whether such indebtedness now exists or shall hereafter be created, if that default:

•	constitutes the failure to pay when due (at express maturity, upon acceleration as a result of an event of default or otherwise) indebtedness in an aggregate principal amount in excess of $20,000,000, and

•	such default continues for a period of 30 days after written notice thereof is delivered to the Company by the trustee or to the Company and the trustee by the holders of 25% or more in aggregate principal amount of the Notes then outstanding without such default having been cured or waived, such acceleration having been rescinded or annulled (if applicable) and such indebtedness not having been paid or discharged; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company, the Guarantor or any of the Company’s other significant subsidiaries.

If an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, and in each and every such case, except for any Notes the principal of which shall have already become due and payable, either the trustee by notice to the Company, or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and to the trustee, may declare 100% of the principal amount of, and accrued and unpaid special interest, if any, on all the Notes then outstanding, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in clause (8) occurs and is continuing with respect to the Company (and not solely with respect to one or more of its significant subsidiaries), then 100% of the principal amount of, and all accrued and unpaid special interest, if any, on all the Notes then outstanding shall be and become immediately due and payable, without any notice or other action by any holder or the trustee, to the full extent permitted by applicable law.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture, which is included as Exhibit 4.1 hereto and is incorporated herein by reference.

Convertible Note Hedge Transactions

On June 18, 2015, in connection with the offering of the Notes, the Company entered into convertible note hedge transactions with respect to its common stock (the “Purchased Options”) with each of Goldman, Sachs & Co., JPMorgan Chase Bank, National Association, London Branch and Bank of America, N.A. (collectively, the “Counterparties”). The Company paid an aggregate amount of approximately $56.9 million to the Counterparties for the Purchased Options. The Purchased Options cover, subject to anti-dilution adjustments that are intended to be substantially identical to those in the Notes, approximately 4.2 million shares of the Company’s common stock at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes. The Purchased Options will expire upon the maturity of the Notes. The form of the confirmations relating to the Purchased Options is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Purchased Options are intended to reduce the potential dilution impact resulting upon conversion of the Notes in the event that the market value per share of the Company’s common stock, as measured under the Notes, at the time of exercise is greater than the conversion price of the Notes.

The Purchased Options are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Purchased Options.

Warrant Transactions

Separately, on June 18, 2015, the Company also entered into warrant transactions (the “Warrants”), whereby the Company sold to the Counterparties warrants initially exercisable, subject to anti-dilution adjustments, for approximately 4.2 million shares of the Company’s common stock at a strike price of $189.00 per share, also subject to adjustment, which is 100% higher than the closing price of shares of the Company’s common stock of $94.50 on June 17, 2015. The Company received aggregate proceeds of approximately $25.3 million from the sale of the Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The form of the confirmations relating to the Warrant transactions is attached hereto as Exhibits 10.3 and is incorporated herein by reference.

If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture dated June 23, 2015, among Restoration Hardware Holdings, Inc., the Guarantor and U.S. Bank National Association, as Trustee, including form of 0.00% Convertible Senior Note due 2020.

10.1	Form of Base Convertible Bond Hedge Confirmation, dated June 18, 2015, between Restoration Hardware Holdings, Inc. and each of the Counterparties.

10.2	Form of Base Warrant Confirmation, dated June 18, 2015, between Restoration Hardware Holdings, Inc. and each of the Counterparties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: June 24, 2015	By:	/s/ Karen Boone
Karen Boone
Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated June 23, 2015, among Restoration Hardware Holdings, Inc., the Guarantor and U.S. Bank National Association, as Trustee, including form of 0.00% Convertible Senior Note due 2020.

10.1	Form of Base Convertible Bond Hedge Confirmation, dated June 18, 2015, between Restoration Hardware Holdings, Inc. and each of the Counterparties.

10.2	Form of Base Warrant Confirmation, dated June 18, 2015, between Restoration Hardware Holdings, Inc. and each of the Counterparties.